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                                                                   [FIXED RATE]

PROMISSORY NOTE


DATE OF NOTE:  As of March 14, 1997

NOTE AMOUNT:   $13,000,000.00

MATURITY DATE: The Payment Date in April, 2017.


          THIS AMENDED AND RESTATED PROMISSORY NOTE (this "NOTE"), is made as of March __, 1997 by the undersigned, as maker ("MAKER"), in favor of CREDIT SUISSE FIRST BOSTON MORTGAGE CAPITAL LLC and its successors or assigns, as payee (collectively, "PAYEE").

                              R E C I T A L S:

          A. Maker is the obligor under that certain promissory note dated September 13, 1996 in the original principal amount of $15,500,000 as described on SCHEDULE A annexed hereto and made a part hereof (the "EXISTING NOTE") of which the outstanding principal amount is $13,000,000 (the "EXISTING INDEBTEDNESS");

          B. As of the date hereof, Holder is the owner of the Existing Note and those certain mortgages and deeds of trust securing the Existing Note (jointly, the "MORTGAGE");

          C. Maker and Holder desire to renew, combine, coordinate, amend and restate in its entirety the Existing Indebtedness on the terms and conditions provided in this Note as hereinafter set forth;

          D. Any privileges in the Existing Note to prepay the Debt (as hereinafter defined), in whole or in part, except as may hereinafter be provided, are hereby terminated with the same force and effect as if they had never been granted; and

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          E.   Maker and Holder intend these Recitals to be a material part of this Note;

          NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto covenant and agree as follows:

          I. Maker and Holder acknowledge and agree that the Existing Note now constitutes a single indebtedness in the principal amount of Thirteen Million ($13,000,000.00) as evidenced by this Note;

          II. From and after the date hereof, the terms, covenants and provisions of the Existing Note are hereby modified, consolidated, coordinated, amended and restated in their entirety so that henceforth the terms, covenants and provisions of this Note shall supersede those of the Existing Note; and

          III. Neither this Note nor anything contained herein shall be construed as a substitution or novation of the Maker's indebtedness to Holder or of the Existing Note, all of which shall remain in full force and effect, as hereby confirmed, modified, consolidated, coordinated, amended and restated in their entirety.

          NOW, THEREFORE, FOR VALUE RECEIVED, Maker does hereby covenant and promise to pay to the order of Payee, without any counterclaim, setoff or deduction whatsoever, on the Maturity Date (as hereinafter defined), in immediately available funds, at 11 Madison Avenue, New York, New York 10010 or at such other place as Payee may designate to Maker in writing from time to time, in legal tender of the United States, the Loan Amount and all other amounts due or becoming due hereunder, to the extent not previously paid in accordance herewith, together with all interest accrued thereon through the date the Loan is repaid in full, at the rate of 9.46% per annum (the "INTEREST RATE") to be computed on the basis of the actual number of days elapsed in a 360 day year on so much of the Loan Amount as is from time to time outstanding on the first day of the applicable Interest


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Accrual Period (as hereinafter defined) (taking into account any principal reduction to the Loan Amount which occurs on the Payment Date in such Interest Accrual Period).

SECTION 1.  DEFINITIONS

          Defined terms in this Note shall include in the singular number the plural and in the plural number the singular. All capitalized terms not otherwise defined herein shall have the meaning ascribed to them in the Mortgage.


SECTION 2.  PAYMENTS AND LOAN TERMS

          Section 2.1.   INTEREST AND AMORTIZATION PAYMENTS.

               (a) Interest on the unpaid Principal Amount of the Loan for the First Interest Accrual Period computed at the Interest Rate shall be payable, without any counterclaim, setoff or deduction whatsoever, on the First Payment Date. Commencing on the Payment Date next following the First Payment Date, and on each Payment Date thereafter until this Note is paid in full on the Maturity Date or otherwise, an amount equal to the Monthly Debt Service Payment shall be due and payable, without any counterclaim, setoff or deduction whatsoever, which amount represents principal installments ("PRINCIPAL PAYMENTS"), based upon a twenty (20) year amortization schedule (the "AMORTIZATION SCHEDULE"), together with interest irrespective of whether or not any voluntary or involuntary prepayments of principal have been made.

               (b) Commencing on the Hyperamortization Date, in addition to the interest described in Section 2.1(a) hereof, additional interest shall also accrue on the unpaid Principal Amount of the Loan at the greater of (i) two hundred (200) basis points over the Interest Rate and (ii) two hundred (200) basis points over the then-existing ten year U.S. Treasury Note rate, reset monthly plus 275 basis points (the "ADDITIONAL INTEREST RATE") and on the Accrued Interest (hereinafter defined), if any, at the Interest Rate plus the Additional Interest Rate. Commencing on the Payment Date after the Hyperamortization Date,

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and on each and every Payment Date thereafter, in addition to the payments described in Section 2.1(a), one hundred percent (100%) of the amount of the Excess Rent for the calendar month preceding the calendar month in which such Payment Date occurs shall be due and shall be applied first to the Principal Amount until reduced to zero, second, to currently accruing interest described in the prior sentence of this Section 2.1(b), and third, to the Accrued Interest, if any. To the extent Excess Rent is insufficient to pay the interest payments described in the first sentence of this Section 2.1(b) on any Payment Date, such interest shall be deferred and added to any interest previously deferred pursuant to this sentence and remaining unpaid (the "ACCRUED INTEREST"). Amounts payable pursuant to this Section 2.1(b) shall not be included in the determination of the Required Debt Service Payment.

               (c) The entire outstanding principal balance, to the extent not theretofore paid, together with all accrued but unpaid interest thereon and any other amounts due hereunder shall be due and payable on the Payment Date in April, 2017 (the "MATURITY DATE").

               (d) To the extent any Interest Shortfall shall occur, except as otherwise provided in Section 3.2 hereof, such Interest Shortfall shall accrue additional interest at the Interest Rate.

               (e) To the extent Payments are or become due and payable under this Note or any of the other Loan Documents on a day (the "Due Date") which is not a Business Day, such Payments are and shall be due and payable on the first Business Day immediately following the Due Date for such Payments.

          Section 2.2.   APPLICATION OF PAYMENTS.

               (a) Each and every payment (a "PAYMENT") made by Maker to Payee in accordance with the terms of this Note and/or the terms of any one or more of the other Loan Documents and all other proceeds received by Payee with respect to the Debt, shall be applied as follows:

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          (1)  Payments other than Unscheduled Payments shall be applied (i)
first, to all interest (other than Default Rate Interest) which shall be due and payable with respect to the Loan Amount pursuant to the terms hereof as of the date the Payment is received (including any Interest Shortfalls and interest thereon to the extent permitted by applicable law), (ii) second, taking into account the respective date of such Payments, to the Loan Amount until the Loan Amount has been amortized in accordance with the Amortization Schedule, and
(iii) third, to all Late Charges, Default Rate Interest or other premiums and other sums payable hereunder or under the other Loan Documents (other than those sums included in clauses (i) and (ii) of this Section 2.2(a)(1)) in such order and priority as determined by Payee in its sole discretion.

          (2)  Unscheduled Payments, other than Payments received pursuant to
Section 2.1(b) hereof, shall be applied at the end of the Interest Accrual Period in which such Unscheduled Payments are received as a principal prepayment of the Loan Amount to amortize the Loan Amount.

          (3) Payments received pursuant to Section 2.1(b) hereof shall be applied at the times and in the manner set forth therein.

               (b) To the extent that Maker makes a Payment or Payee receives any Payment or proceeds for Maker's benefit, which are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, debtor in possession, receiver, custodian or any other party under any bankruptcy law, common law or equitable cause, then, to such extent, the obligations of Maker hereunder intended to be satisfied shall be revived and continue as if such Payment or proceeds had not been received by Payee.

          Section 2.3.   PREPAYMENTS.

               The Debt may not be prepaid, in whole or in part, except as set forth in Article XV of the Mortgage.

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SECTION 3.  DEFAULTS

          Section 3.1.   EVENTS OF DEFAULT.

          This Note is secured by, among other things, the Mortgage which specifies various Events of Default, upon the happening of which all or portions of the sums owing under this Note may be declared immediately due and payable as more specifically provided therein. Each Event of Default under the Mortgage or any one or more of the other Loan Documents shall be an Event of Default hereunder.

          Section 3.2.   REMEDIES.

          If an Event of Default shall occur hereunder or under any other Loan Document, interest on the Principal Amount and, to the extent permitted by applicable law, all accrued but unpaid interest on the Principal Amount shall, commencing on the date of the occurrence of such Event of Default, at the option of Payee, immediately and without notice to Maker, accrue interest at the Default Rate until such Event of Default is cured. The foregoing provision shall not be construed as a waiver by Payee of its right to pursue any other remedies available to it under the Mortgage, or any other instrument evidencing or securing the Loan, nor shall it be construed to limit in any way the application of the Default Rate. If there is more than one Maker of this Note, then subject to the provisions of Section 4 hereof, the undersigned parties shall each be jointly and severally liable to pay the entire Loan Amount and all other sums becoming due hereunder or under the other Loan Documents.


SECTION 4.  EXCULPATION

          Section 4.1.   EXCULPATION.

          Notwithstanding anything to the contrary contained in this Note or the other Loan Documents, the obligations of Maker hereunder shall be non-recourse except with respect to the Mortgaged Property, which for the purposes of this Note shall be deemed to include the term Trust Property, if applicable, and as


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otherwise provided in Section 18.32 of the Mortgage, the terms of which are incorporated herein.

SECTION 5.  MISCELLANEOUS

          Section 5.1.   FURTHER ASSURANCES.

          Maker shall execute and acknowledge (or cause to be executed and acknowledged) and deliver to Payee all documents, and take all actions, required by Payee from time to time to confirm the rights created or now or hereafter intended to be created under this Note and the other Loan Documents, to protect and further the validity, priority and enforceability of this Note and the other Loan Documents, to subject to the Loan Documents any property of Maker intended by the terms of any one or more of the Loan Documents to be encumbered by the Loan Documents, or otherwise carry out the purposes of the Loan Documents and the transactions contemplated thereunder; PROVIDED, HOWEVER, that no such further actions, assurances and confirmations shall increase Maker's obligations under this Note.

          Section 5.2.   MODIFICATION, WAIVER IN WRITING.

          No modification, amendment, extension, discharge, termination or waiver (a "MODIFICATION") of any provision of this Note, the Mortgage or any one or more of the other Loan Documents, nor consent to any departure by Maker therefrom, shall in any event be effective unless the same shall be in a writing signed by the party against whom enforcement is sought, and then such waiver or consent shall be effective only in the specific instance, and for the purpose, for which given. Except as otherwise expressly provided herein, no notice to, or demand on, Maker shall entitle Maker to any other or future notice or demand in the same, similar or other circumstances. Payee does not hereby agree to, nor does Payee hereby commit itself to, enter into any Modification. However, in the event Payee does ever agree to a Modification, such Modification shall only be upon the terms and conditions set forth in the Mortgage.

          Section 5.3.   COSTS OF COLLECTION.

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          Subject to the provisions of Section 4 hereof, Maker agrees to pay all costs and expenses of collection incurred by Payee, in addition to principal, interest and late or delinquency charges (including, without limitation, reasonable attorneys' fees and disbursements) and including all costs and expenses incurred in connection with the pursuit by Payee of any of its rights or remedies referred to in Section 3 hereof or its rights or remedies referred to in any of the Loan Documents or the protection of or realization of collateral or in connection with any of Payee's collection efforts, whether or not suit on this Note, on any of the other Loan Documents or any foreclosure proceeding is filed, and all such costs and expenses shall be payable on demand, together with interest at the Default Rate thereon, and also shall be secured by the Mortgage and all other collateral at any time held by Payee as security for Maker's obligations to Payee.

          Section 5.4.   MAXIMUM AMOUNT.

               (a) It is the intention of Maker and Payee to conform strictly to the usury and similar laws relating to interest from time to time in force, and all agreements between Maker and Payee, whether now existing or hereafter arising and whether oral or written, are hereby expressly limited so that in no contingency or event whatsoever, whether by acceleration of maturity hereof or otherwise, shall the amount paid or agreed to be paid in the aggregate to Payee as interest hereunder or under the other Loan Documents or in any other security agreement given to secure the Debt, or in any other document evidencing, securing or pertaining to the Debt, exceed the maximum amount permissible under applicable usury or such other laws (the "MAXIMUM AMOUNT"). If under any circumstances whatsoever fulfillment of any provision hereof, or any of the other Loan Documents, at the time performance of such provision shall be due, shall involve transcending the Maximum Amount, then IPSO FACTO, the obligation to be fulfilled shall be reduced to the Maximum Amount. For the purposes of calculating the actual amount of interest paid and/or payable hereunder, in respect of laws pertaining to usury or such other laws, all sums paid or agreed to be paid to the holder hereof for the use, forbearance or detention of the Debt, outstanding from time to time shall, to the extent permitted by

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applicable law, be amortized, prorated, allocated and spread from the date of disbursement of the proceeds of this Note until payment in full of all of the Debt, so that the actual rate of interest on account of the Debt is uniform through the term hereof. The terms and provisions of this Section 5.4 shall control and supersede every other provision of all agreements between Maker or any endorser and Payee.

               (b) If under any circumstances Payee shall ever receive an amount which would exceed the Maximum Amount, such amount shall be deemed a payment in reduction of the Loan Amount owing hereunder and any other obligation of Maker in favor of Payee, and shall be so applied in accordance with Section
2.2 hereof, or if such excessive interest exceeds the unpaid balance of the Loan Amount and any other obligation of Maker in favor of Payee, the excess shall be deemed to have been a payment made by mistake and shall be refunded to Maker.

          Section 5.5.   WAIVERS.

          Maker hereby expressly and unconditionally waives presentment, demand, protest, notice of protest or notice of any kind, including, without limitation, any notice of intention to accelerate and notice of acceleration, except as expressly provided herein, and in connection with any suit, action or proceeding brought by Payee on this Note, any and every right it may have to (a) a trial by jury, (b) interpose any counterclaim therein (other than a counterclaim which can only be asserted in the suit, action or proceeding brought by Payee on this Note and cannot be maintained in a separate action) and (c) have the same consolidated with any other or separate suit, action or proceeding.

          Section 5.6.   GOVERNING LAW.

          This Note was negotiated in New York, and delivered by Maker and accepted by Payee in the State of New York, and the proceeds of this Note were disbursed from New York, which State Maker agrees has a substantial relationship to Payee and Maker and to the transaction embodied hereby, in all respects, including, without limiting the generality of the foregoing,

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matters of construction, validity, enforceability and performance.  This Note and the obligations arising hereunder shall be governed by, and construed in accordance with, the laws of the State of New York applicable to contracts made and performed in such State (without regard to the conflicts of law rules thereof) and any applicable law of the United States of America, except that at all times the provisions for the creation, perfection, and enforcement of the liens and security interests created pursuant to the Mortgages and pursuant to the other Loan Documents shall be governed by and construed according to the law of the State in which the applicable Cross-collateralized Property is located, it being understood that, to the fullest extent permitted by law of such State, the law of the State of New York shall govern the validity and the enforceability of all Loan Documents, and the obligations arising hereunder or thereunder. To the fullest extent permitted by law, Maker hereby unconditionally and irrevocably waives any claim to assert that the law of any other jurisdiction governs this Note and this Note shall be governed by and construed in accordance with the laws of the State of New York pursuant to Section 5-1401 of the New York General Obligations Law.

     (b) Any legal suit, action or proceeding against Maker or Payee arising out of or relating to this Note shall be instituted in any federal or state court in New York, New York, pursuant to Section 5-1402 of the New York General Obligations Law, and Maker waives any objection which it may now or hereafter have to the laying of venue of any such suit, action or proceeding, and Maker hereby irrevocably submits to the jurisdiction of any such court in any suit, action or proceeding. Maker does hereby designate and appoint the Secretary of the State of New York as its authorized agent to accept and acknowledge on its behalf service of any and all process which may be served in any such suit, action or proceeding in any federal or state court in New York, New York, and agrees that service of process upon said agent at said address and written notice of said service of Maker mailed or delivered to Maker in the manner provided in the Mortgages, shall be deemed in every respect effective service of process upon Maker, in any such suit, action or proceeding in the State of New York. Maker (i) shall give prompt notice to the Payee of any changed address of its authorized agent hereunder, (ii) may

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at any time and from time to time designate a substitute authorized agent with an office in New York, New York (which office shall be designated as the address for service of process), and (iii) shall promptly designate such a substitute if its authorized agent ceases to have an office in New York, New York or is dissolved without leaving a successor.

          Section 5.7.   HEADINGS.

          The Section headings in this Note are included herein for convenience of reference only and shall not constitute a part of this Note for any other purpose.

          Section 5.8.   ASSIGNMENT.

          Payee shall have the right to transfer, sell and assign this Note, the Mortgage and/or any of the other Loan Documents, and the obligations hereunder, to any Person. All references to "Payee" hereunder shall be deemed to include the assigns of the Payee.

          Section 5.9.   SEVERABILITY.

          Wherever possible, each provision of this Note shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Note shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Note.


          Section 5.10. LATE PAYMENT CHARGE. If any portion of the Debt is not paid in full within five (5) days after the date on which it is due and payable hereunder, Maker shall pay to Payee an amount equal to three percent (3%) of such unpaid portion of the Debt to defray the expense incurred by Payee in handling and processing such delinquent payment, and such amount shall constitute a part of the Debt.

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     IN WITNESS WHEREOF, this Note has been duly executed by the Maker the day and year first written above.


                                            CROSSHOST, INC., Maker


                                            By: /s/  Michael S. McNulty
                                               --------------------------------
                                            Name:    Michael S. McNulty
                                            Title:   President










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                                   Schedule A

     That certain Promissory Note dated September 13, 1996 executed by Mortgagee in favor of CS First Boston Mortgage Capital Corp., predecessor in interest to Mortgagee in the principal amount of $15,500,000.00.















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